CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Mutuals.com and to the use of our reports dated April 22, 2005 on the financial statements and financial highlights of Generation Wave Growth Fund, a series of Mutuals.com. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 29, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Mutuals.com and to the use of our reports dated April 22, 2005 on the financial statements and financial highlights of Vice Fund, a series of Mutuals.com. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 29, 2005